Exhibit 99.1

TransMontaigne Partners L.P. Announces Agreement for the Purchase of its Outstanding Common Units by an Affiliate of ArcLight Energy Partners

Denver, Colorado, November 26, 2018 — TransMontaigne Partners L.P. (NYSE:TLP) (the Partnership, we, us, our) today announced that it has entered into a definitive agreement and plan of merger (the Merger Agreement) with an indirect subsidiary of ArcLight Energy Partners Fund VI, L.P. (ArcLight), TLP Finance Holdings, LLC (the Purchaser).  Pursuant to the Merger Agreement, the Purchaser will acquire, for cash, in a merger transaction, all of the outstanding common units of the Partnership not already held by the Purchaser’s direct parent, TLP Acquisition Holdings, LLC (“Holdings”) or its affiliates, including ArcLight, at a price of $41.00 per common unit, for an aggregate transaction value of approximately $536 million.

The merger consideration represents an increase of $3.00, or 7.9 percent, per common unit when compared to the offer of $38.00 per common unit made by Holdings on July 9, 2018 and a 12.6 percent premium to the $36.40 closing price per common unit on November 23, 2018.

In addition, until the closing of the merger, the Partnership’s unitholders will continue to receive regular quarterly distributions of $0.805 per unit with respect to any completed quarter prior to the closing.

The conflicts committee of the Partnership’s general partner, after consultation with its independent legal and financial advisors, and following negotiations with ArcLight, resulting in an increased price per common unit and certain other changes, unanimously approved the Merger Agreement and determined it to be in the best interests of the Partnership and its unitholders unaffiliated with ArcLight. Subsequently, the board of directors of the Partnership’s general partner approved the Merger Agreement and recommended that the Partnership’s unitholders approve the merger.

The merger is expected to close in the first quarter of 2019, and is subject to satisfaction of certain conditions, including the approval of the Merger Agreement and the transactions contemplated thereby by a majority of the outstanding Partnership common units, voting as a class. Holdings, TLP Equity Holdings, LLC and any permitted transferee are committed to vote in favor of the merger, pursuant to a support agreement entered into in connection with the Merger Agreement. Upon closing of the merger, the Partnership will be an indirect wholly-owned subsidiary of Holdings and its common units will cease to be publicly traded; however, the Partnership will continue to file certain reports with the SEC and its currently outstanding 6.125% senior unsecured notes due 2026 will remain outstanding following the closing of the merger.

Latham & Watkins LLP acted as legal counsel to the Partnership. Evercore acted as financial advisor and Richards, Layton & Finger acted as legal counsel to the Conflicts Committee.  Barclays acted as financial advisor and Kirkland & Ellis LLP acted as legal counsel to ArcLight.

ABOUT TRANSMONTAIGNE PARTNERS L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, in the Southeast and on the West Coast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and

1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com

jet fuels, and heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes statements that may constitute forward looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the Partnership believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further, the Partnership’s and ArcLight’s ability to consummate the proposed merger may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and that are often beyond the control of the Partnership or ArcLight. These factors include, but are not limited to, failure of closing conditions, and delays in the consummation of the proposed transaction, as circumstances warrant. Important factors that could cause actual results to differ materially from the Partnership’s expectations and may adversely affect the Partnership’s business and results of operations are disclosed in “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 15, 2018, as updated and supplemented by subsequent filings with the SEC. The forward looking statements speak only as of the date made, and, other than as may be required by law, the Partnership undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, the Partnership will file with the SEC a Current Report on Form 8-K, which will contain, among other things, a copy of the merger agreement, and the Partnership and Purchaser will file with the SEC and furnish to the Partnership’s unitholders a proxy statement and other relevant documents, including a Schedule 13E-3. This press release is not a substitute for the merger agreement, proxy statement or the Schedule 13E-3 or for any other document that the Partnership or Purchaser may file with the SEC in connection with the proposed transactions.  BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S UNITHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN EACH BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR SCHEDULE 13E-3 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the Schedule 13E-3, and the Partnership’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website: www.transmontaignepartners.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Partnership and the directors and executive officers of our general partner may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in respect of the proposed merger. Information about the directors and executive officers of our general partner can be found in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2017. Investors may obtain additional information regarding the interests of such participants in the merger, which may be different than those of the Partnership’s unitholders generally, by reading the proxy statement and other relevant documents regarding the merger when such documents are filed with the SEC.

CONTACT

TransMontaigne Partners L.P.

(303) 626-8200

Frederick W. Boutin, Chief Executive Officer

Robert T. Fuller, Chief Financial Officer